FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Colchester Street Trust

Fund	Tax-Exempt Portfolio
Trade Date	8/16/13
Settle Date	8/22/13
Security Name	CA ST FY14 A-2 6/23/14 RAN
CUSIP	13063CEB2
Price	101.476
Transaction Value	$ 28,108,852.00
Class Size	$ 5,500,000,000
% of Offering	0.504%
Underwriter Purchased From	J.P. Morgan
Underwriting Members: (1)	J.P. Morgan
Underwriting Members: (2)	Morgan Stanley
Underwriting Members: (3)	De La Rosa & Co.
Underwriting Members: (4)	Academy Securities Inc.
Underwriting Members: (5)	Alamo Capital
Underwriting Members: (6)	Baird
Underwriting Members: (7)	Barclays
Underwriting Members: (8)	Blaylock Robert Van, LLC
Underwriting Members: (9)	BofA Merrill Lynch
Underwriting Members: (10)	BNY Mellon Capital Markets, LLC
Underwriting Members: (11)	Citigroup
Underwriting Members: (12)	City National Securities, Inc.
Underwriting Members: (13)	Comerica Securities
Underwriting Members: (14)	Drexel Hamilton, LLC
Underwriting Members: (15)	Fidelity Capital Markets
Underwriting Members: (16)	Goldman, Sachs & Co.
Underwriting Members: (17)	KeyBanc Capital Markets Inc.
Underwriting Members: (18)	Loop Capital Markets
Underwriting Members: (19)	M.R. Beal & Company
Underwriting Members: (20)	Mitsubishi UFJ Securities
Underwriting Members: (21)	O'Connor & Company Securities, Inc.
Underwriting Members: (22)	Oppenheimer & Co. Inc.
Underwriting Members: (23)	Piper Jaffray & Co.
Underwriting Members: (24)	Prager & Co., LLC
Underwriting Members: (25)	Ramirez & Co., Inc.
Underwriting Members: (26)	Raymond James
Underwriting Members: (27)	RBC Capital Markets
Underwriting Members: (28)	RH Investment Corp.
Underwriting Members: (29)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (30)	Southwest Securities, Inc.
Underwriting Members: (31)	Stifel
Underwriting Members: (32)	The Williams Capital Group, L.P.
Underwriting Members: (33)	US Bancorp Investments Inc.
Underwriting Members: (34)	Wedbush Securities
Underwriting Members: (35)	William Blair & Company
Underwriting Members: (36)	Wells Fargo Securities